DISTRIBUTION AGREEMENT

                                                            , 1997




Counsellors Securities Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

                  This is to confirm that Counsellors Securities Inc. shall be the distributor of shares of common stock, par value $.001 per share, issued by the Post-Venture Capital Portfolio of Warburg, Pincus Institutional Fund, Inc. (the "Fund") under terms of the Distribution Agreement between the Fund and Counsellors Securities Inc., dated August 26, 1992.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                      Very truly yours,

                                      WARBURG, PINCUS INSTITUTIONAL
                                         FUND, INC.


                                      By:
                                         Name:
                                         Title:

Accepted:

COUNSELLORS SECURITIES INC.


By:
   Name:
   Title: